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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

              We hereby consent to the use in this Registration Statement on Form S-11 of Morgan Properties Trust of our report dated March 29, 2012 related to the Balance Sheet as of December 31, 2011 of Morgan Properties Trust and our report dated March 8, 2012 relating to the combined consolidated financial statements and financial statement schedules of Morgan Properties Predecessor Entities, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts", "Summary Historical and Pro Forma Financial Data" and "Selected Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 29, 2012

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  Exhibit 23.1